UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2013
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UNITED CONTINENTAL HOLDINGS, INC.
UNITED AIR LINES, INC.
CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-06033	36-2675207
Delaware	001-11355	36-2675206
Delaware	001-10323	74-2099724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(312) 997-8000
(312) 997-8000
(312) 997-8000
Registrant’s telephone number, including area code
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 27, 2013, United Continental Holdings, Inc. (“UAL”), United Air Lines, Inc. (“United”) and Continental Airlines, Inc. (“Continental” and, together with UAL and United, the “Company”) entered into a Credit and Guaranty Agreement, dated as of March 27, 2013 (the “Credit Facility”). The Credit Facility is among United and Continental, as co-borrowers, UAL, as parent and guarantor, the subsidiaries of UAL other than Continental and United party thereto from time to time, as guarantors, the lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent.  The Credit Facility consists of a $900 million term loan facility (the “Term Loan Facility”) and a $1 billion revolving credit facility (the “Revolving Facility”).

On March 27, 2013, Continental and United borrowed $900 million under the Term Loan Facility (the “Term Loan”).  The proceeds of such borrowing, together with additional available cash of the Company, were used to prepay $1,192,000,000 principal amount of outstanding loans due in February 2014 under the Amended and Restated Revolving Credit, Term Loan and Guaranty Agreement, dated as of February 2, 2007 (the “2007 Credit Facility”), among United, as borrower, UAL and certain of its other subsidiaries from time to time party thereto, as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A. and Citicorp, USA, Inc., as co-administrative agents.  The principal amount of the Term Loan must be repaid in consecutive quarterly installments of 0.25% of the original principal amount thereof, commencing on June 30, 2013, with any unpaid balance due on April 1, 2019.

The Revolving Facility provides that United and Continental may from time to time prior to April 1, 2018, borrow, repay and reborrow loans and have letters of credit issued in an aggregate amount outstanding at any time of up to $1 billion. United and Continental have not made any drawings under the Revolving Facility as of the date of this report. Any borrowings that United and Continental might in the future make under the Revolving Facility are due and payable on April 1, 2018, at which time the Revolving Facility terminates.

Borrowings under the Credit Facility bear interest at a variable rate equal to the London interbank offering rate, known as LIBOR, plus a margin of 3.0% per annum, or another rate based on certain market interest rates, plus a margin of 2.0% per annum.

The obligations of United and Continental under the Credit Facility are secured by liens on certain route authorities of United and Continental to operate between certain cities in the United States, on the one hand, and Beijing and Shanghai, China, Hong Kong and London, England, on the other hand, certain take-off and landing rights of United and Continental at Newark Liberty International, LaGuardia and Ronald Reagan Washington National airports and certain related assets (the “Collateral”).  The Collateral also secures on a junior lien basis certain obligations of the Company to Chase Bank USA, N.A. under the co-branded card marketing services agreement among UAL, United, Continental, a subsidiary of United and Chase Bank USA, N.A.

In connection with entering into the Credit Facility and in order to release the Collateral from previous liens, on March 27, 2013, the Company (i) repaid the outstanding loans under and terminated the 2007 Credit Facility and (ii) terminated the Credit and Guaranty Agreement, dated as of December 22, 2011 (the “2011 Revolver”), among United and Continental, as co-borrowers, UAL and certain of its other subsidiaries from time to time party thereto, as guarantors, the lenders party thereto and Citibank, N.A., as administrative agent.  The Credit Facility replaces the 2007 Credit Facility and the 2011 Revolver.

The Credit Facility includes affirmative and negative covenants that restrict the Company’s ability to, among other things, incur additional indebtedness, issue preferred stock or pay dividends. In addition, the Credit Facility requires the Company to maintain unrestricted cash and cash equivalents and unused commitments available under all revolving credit facilities (including the Revolving Facility) aggregating not less than $3.0 billion and to maintain a minimum ratio of appraised value of Collateral to outstanding obligations under the Credit Facility of 1.67 to 1. If the Company does not meet the minimum collateral coverage ratio, it must either provide additional Collateral to secure its obligations under the Credit Facility or repay the loans under the Credit Facility by an amount necessary to maintain compliance with the collateral coverage ratio.

The Credit Facility contains events of default customary for similar financings. Upon the occurrence of an event of default, the outstanding obligations under the Credit Facility may be accelerated and become due and payable immediately. In addition, if certain change of control events occur with respect to UAL, the Company is required to repay the loans outstanding under the Credit Facility and terminate the Revolving Facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Credit Facility, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information described under Item 1.01 above “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information described under Item 1.01 above “Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1*
Credit and Guaranty Agreement, dated as of March 27, 2013, among Continental and United, as co-borrowers, UAL, as parent and a guarantor, the subsidiaries of UAL other than the co-borrowers party thereto from time to time, as guarantors, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent

*  Filed herewith electronically.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC. UNITED AIR LINES, INC. CONTINENTAL AIRLINES, INC.

By:	/s/ Brett J. Hart
Brett J. Hart
Executive Vice President, General Counsel and Secretary

Date: March 28, 2013

EXHIBIT INDEX

Exhibit No.	Description
10.1*
Credit and Guaranty Agreement, dated as of March 27, 2013, among Continental and United, as co-borrowers, UAL, as parent and a guarantor, the subsidiaries of UAL other than the co-borrowers party thereto from time to time, as guarantors, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A., as administrative agent

* Filed herewith electronically.